Stan J.H. Lee, CPA, CMA	Tel) 760-612-1269
7894 Dagget St. Suite 202	Fax) 815-846-7550
San Diego, CA, 92111	e-mail) sierra5533@aol.com

March 29, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir and/or Madam:

I have read the statements about our firm included under Item 4 in the Form 8-K dated March 26, 2004 of Terra Nostra Technology Ltd.  at 2160, De La Montagne suite 720, Montreal Québec, Canada, H3G 2T3,  filed with the Securities and Exchange Commission and am in agreement with the statements contain therein.

Very truly yours,

/s/ Stan J.H. Lee

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Stan J. H. Lee, CPA